UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 28, 2006

                                  TISSERA, INC.
               (Exact Name of Registrant as Specified in Charter)

           Washington                  000-32801               91-2034750
           ----------                  ---------               ----------
    (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                          Identification No.)

                               Maskit 8, 4th floor
                              Herzlia 46733 Israel
               (Address of principal executive offices) (Zip Code)

                                 +972-9-9561151
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On December 28, 2006, accredited investors (the "Investors") purchased an aggregate of 16,500,000 shares of common stock (the "Shares") at $0.10 per share for an aggregate purchase price of $1,650,000 from Tissera, Inc. (the "Company"). For each two shares of common stock purchased, each investor will receive a Series E Common Stock Purchase Warrant to purchase one share of common stock of the Company (the "Series E Warrants") and a Series F Common Stock Purchase Warrant to purchase one share of common stock of the Company (the "Series F Warrants"). The Series E Warrants shall be exercisable for a period commencing six months from the issue date through five years from the issue date at an exercise price of $0.165 per share. The Series F Warrants shall be exercisable for a period commencing six months from the issue date through five years from the issue date at an exercise price of $0.1815 per share. The Series E Warrants and the Series F Warrants are exercisable on a cashless basis. The funds raised will be utilized by the Company for research and development and working capital.

The Company has agreed to file a registration statement registering the Shares within 180 days after the closing date and have such registration statement declared effective within 270 days from the closing date. In the event that the Company fails to have the registration statement filed or declared effective by the required dates, it must pay liquidated damages equal to 2% of the principal amount on a monthly basis until the registration statement is filed or declared effective as the case may be. However, in the event that the registration statement is delayed solely resulting from an issue raised under Rule 415 as promulgated under the Securities Act of 1933, then the liquated damages shall be 1% of the principal amount on a monthly basis, which may be paid, at the election of the Company, in cash or shares of common stock valued at $0.05 per share.

The Shares, the Series E Warrants and the Series F Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

In connection with the above closing, the Company paid $165,000 to Burstein & Lindsay Security Corp. (the "Finder") for its services as a finder in connection with this transaction and agreed to pay the Finder 10% of all cash proceeds, if any, generated as a result of the exercise of the Series E Warrants and the Series F Warrants. In addition, the Finder also received a common stock purchase warrant to purchase 1,650,000 shares of common stock at an exercise price of $0.10 per share exercisable for a period commencing six months from the issue date through five years from the issue date.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Index of Exhibits.

Exhibit
 Number   Description
-------   -----------
4.1       Subscription Agreement dated December 28, 2006
4.2       Form of Series E Common Stock Purchase Warrant
4.3       Form of Series F Common Stock Purchase Warrant


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TISSERA, INC.


By: /s/ Alex Werber
    ---------------------------------
Name: Alex Werber
Title: Chief Financial Office

Date: December 29, 2006


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